                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )
                              CAMBREX CORPORATION

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              CAMBREX CORPORATION
                (Name of registrant as specified in its charter)

                             CAMBREX CORPORATION
                    (Name of person Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

(LOGO)
                              CAMBREX CORPORATION

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 28, 1994

     Notice Is Hereby Given that the 1994 Annual Meeting of Stockholders of Cambrex Corporation (the "Company") will be held at the Parker Meridien Hotel, 118 West 57th Street, New York, New York on April 28, 1994, at 4:00 P.M., for the following purposes:

     1. to elect four (4) directors in Class I to hold office until the 1997 Annual Meeting of Stockholders and until their successors shall be elected and qualified; and

     2. to consider and act upon the approval of the 1993 Senior Executive Stock Option Plan and awards thereunder; and

     3. to consider and act upon the approval of the 1994 Stock Option Plan which includes a program of awards for non-employee directors; and

     4. to consider and act upon the approval of the appointment of Coopers & Lybrand as independent accountants for 1994; and

     5. to transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record of Common Stock of the Company at the close of business on March 15, 1994, will be entitled to vote at the meeting. The list of such stockholders will be available for inspection by stockholders during the ten days prior to the meeting in accordance with Section 219 of the Delaware General Corporation Law at the offices of American Stock Transfer, 6201 15th Avenue, Brooklyn, New York 11219. Shareholders may make arrangements for such inspection by contacting Peter E. Thauer, Vice President, General Counsel & Secretary, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

                                           By order of the Board of Directors,


                                                     Peter E. Thauer,
                                                        Secretary
March 24, 1994




                   THE VOTE OF EACH STOCKHOLDER IS IMPORTANT.
         PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND PROMPTLY
                RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED.

                              CAMBREX CORPORATION

                            ------------------------
                      1994 ANNUAL MEETING OF STOCKHOLDERS
                                PROXY STATEMENT
                            ------------------------

                               PROXY SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cambrex Corporation (the "Company") for use at the 1994 Annual Meeting of Stockholders to be held on April 28, 1994, and at any adjournment of the meeting. The address of the Company's principal executive office is One Meadowlands Plaza, East Rutherford, New Jersey 07073. This Proxy Statement and the form of proxy are being mailed to stockholders on or about March 24, 1994.

     The costs of soliciting proxies will be borne by the Company. Brokerage houses, banks, custodians, nominees and fiduciaries are being requested to forward the proxy material to beneficial owners, and their reasonable expenses therefore will be reimbursed by the Company. Solicitation will be made by mail and also may be made personally or by telephone or telegraph by the Company's officers, directors and employees without special compensation for such activities.

                        REVOCABILITY AND VOTING OF PROXY

     A proxy given by a stockholder may be revoked at any time before it is exercised by giving another proxy bearing a later date or by notifying the Company in writing of such revocation or by a vote in person at the Annual Meeting. Properly executed proxies received by the Company will be voted in accordance with the instructions indicated thereon and if no instructions are indicated, will be voted for the election of the four nominees for director named herein, and in favor of the approval of the 1993 Senior Executive Stock Option Plan and awards thereunder, and in favor of the 1994 Stock Option Plan including the awards program for non-employee directors, and in favor of the selection of Coopers & Lybrand as independent accountants for the Company. The Company knows of no reason why any of the nominees named herein would be unable to serve for the terms indicated. In the event, however, that any such nominee should, prior to the election, become unable to serve as a director, the proxy will be voted for such substitute nominee, if any, as the Board of Directors shall propose.

     The Board of Directors knows of no matters to be presented at the meeting other than those set forth in the foregoing Notice of Annual Meeting. If other matters properly come before the meeting, the persons named in the accompanying form of proxy intend to vote the shares subject to such proxies in accordance with their best judgment.

                         RECORD DATE AND VOTING RIGHTS

     Only holders of Common Stock of the Company of record at the close of business on March 15, 1994, will be entitled to vote at the meeting. On such record date the Company had outstanding and entitled to vote 5,208,566 shares of Common Stock and each such share is entitled to one vote.

                             PRINCIPAL STOCKHOLDERS

     The following sets forth information with respect to the only persons of which the Company is aware as of February 11, 1994, who may be deemed to beneficially own more than 5% of the outstanding Common Stock of the Company:

                                                          NUMBER OF SHARES              PERCENT
                NAME AND ADDRESS                        BENEFICIALLY OWNED(1)         OF CLASS(2)
    ----------------------------------------            ---------------------         -----------
    Cyril C. Baldwin, Jr.                                     479,748(3)                  8.2%
      One Meadowlands Plaza
      East Rutherford, New Jersey 07073
    Wellington Management Company                             473,470(4)                  8.1%
      75 State Street
      Boston, Massachusetts 02109
    Pioneer Management Corp.                                  453,900(5)                  7.7%
      60 State Street
      18th Floor
      Boston, Massachusetts 02109
    Ira Sochet                                                   416,000                  7.1%
      5701 Sunset Drive
      Suite 315
      South Miami, Florida 33143
    The TCW Group, Inc.                                          380,900                  6.5%
      (formerly known as TCW
      Asset Management Company)
      865 South Figuera Street
      Los Angeles, California 90017
    FMR Corp.                                                 370,200(6)                  6.3%
      82 Devonshire Street
      Boston, Ma 02109-3614
    The Guardian Life Insurance                               353,800(7)                  6.0%
      Company of America
      201 Park Avenue
      New York, New York 10020
    Arthur I. Mendolia                                        311,274(8)                  5.3%
      One Meadowlands Plaza
      East Rutherford, New Jersey 07073

- ---------------
(1) Unless otherwise indicated (a) share ownership is based upon information furnished as of February 11, 1994, by the beneficial owner, and (b) each beneficial owner has sole voting and investment power with respect to the shares shown.

(2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 5,196,680 shares of Common Stock issued and outstanding (excluding treasury shares) on February 11, 1994, (ii) all shares of Common Stock subject to stock options exercisable within 60 days of February 11, 1994, and (iii) 7974 shares still to be issued in connection with the conversion of the Company's 9% Convertible Subordinated Notes.

(3) Includes 196,750 shares issuable under outstanding options under the Company's stock option plans which options are exercisable within 60 days of February 11, 1994, and 52,364 shares held at December 31, 1993, in the Company's Savings Plan.

(4) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 10, 1994, filed by Wellington Management Company ("WMC"), WMC reported that by reason of advisory relationships with numerous investment counselling clients, WMC may be deemed to be the beneficial owner of 473,470 shares. WMC shares power to dispose of all shares and shares voting power as to 318,710 shares with its investment counselling clients.

(5) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 11, 1994, and filed by Pioneer Management Corporation ("Pioneer"), Pioneer reported that it has the sole voting power for 453,900 shares, and shares dispositive power for 419,900 shares. Pioneer also has sole dispositive power for 34,000 of the shares.

(6) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 11, 1994, and filed by FMR Corp., FMR Corp. reported that Fidelity Management & Research Company ("Fidelity"), an investment advisor and wholly-owned subsidiary of FMR Corp., is the beneficial owner of 370,200 shares. Edward C. Johnson 3d, (reported to own 34% of FMR Corp.), FMR Corp., (through its control of Fidelity), and the Fidelity Contrafund, (an investment company advised by Fidelity), share power to dispose of the 370,200 shares. Neither FMR Corp. nor Edward C. Johnson 3d, its Chairman, has the power to vote or direct the voting of the shares owned directly by the Fidelity Contrafund, which power resides with the Contrafund's Board of Trustees.

(7) In a Schedule 13G under the Securities Exchange Act of 1934 dated February 13, 1991, and filed by The Guardian Life Insurance Company of America ("Guardian Life"), Guardian Life reported that it has sole power to vote and dispose of 130,000 of the shares, and shares voting and dispositive power for 52,000 of the shares. Guardian Life's wholly owned subsidiary, Guardian Investor Services Corporation, shares both dispositive and voting power for 171,800 shares by reason of advisory services provided to affiliated mutual funds.

(8) Includes 11,624 shares held at December 31, 1993, in the Company's Savings Plan.

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     The following table gives information concerning the beneficial ownership of the Company's Common Stock on February 11, 1994, by (i) each director and nominee for election as a director, (ii) the Chief Executive Officer and each of the four highest paid executive officers and (iii) all directors and executive officers of the Company as a group.

                                                             SHARES
                                                            BENEFICIALLY           PERCENT OF
                    BENEFICIAL OWNERS                       OWNED(1)                CLASS(2)
- ----------------------------------------------------------  ------------          -------------
Cyril C. Baldwin, Jr.                                         479,748(3)              8.2%
Francis X. Dwyer                                                5,000             Less than 1%
Edwin A. Gee                                                    8,732             Less than 1%
George J.W. Goodman                                             1,872             Less than 1%
Kathryn Rudie Harrigan                                              0             Less than 1%
Ilan Kaufthal                                                   4,032             Less than 1%
Robert W. Lear                                                  9,832             Less than 1%
Robert LeBuhn                                                   5,432             Less than 1%
James A. Mack                                                 128,116(4)              2.2%
Arthur I. Mendolia                                            311,274(5)              5.3%
Dean P. Phypers                                                 8,000             Less than 1%
Albert L. Eilender                                             64,460(6)              1.1%
Peter Tracey                                                   60,843(7)               1%
Roger H. Noack                                                 35,516(8)          Less than 1%
All Directors and Executive Officers as a group (19
  Persons)                                                  1,257,388(9)              24.1%

- ---------------

(1) Except as otherwise noted, reported share ownership is as of February 11, 1994. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock he beneficially owns.

(2) For the purpose of this table, the percent of issued and outstanding shares of Common Stock of the Company held by each beneficial owner has been calculated on the basis of (i) 5,196,680 shares of Common Stock issued and outstanding (excluding treasury shares) on February 11, 1994, (ii) all shares of Common Stock subject to stock options exercisable within 60 days of February 11, 1994, and (iii) 7974 shares still to be issued in connection with the conversion of the Company's 9% Convertible Subordinated Notes.

(3) The number of shares reported includes 196,750 shares issuable upon exercise of options granted under the Company's 1987 Stock Option Plan and the 1989 Senior Executive Stock Option Plan, and 52,364 shares held at December 31, 1993, in the Company's Savings Plan.

(4) The number of shares reported includes 102,000 shares issuable upon exercise of options under the Company's 1983 and 1987 Stock Option Plans and the 1989 Senior Executive Stock Option Plan, and 10,171 shares held at December 31, 1993, in the Company's Savings Plan. 1165 shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

(5) The number of shares reported includes 11,624 shares held at December 31, 1993, in the Company's Savings Plan.

(6) The number of shares reported includes 52,150 shares issuable upon exercise of options under the Company's 1983 and 1987 Stock Option Plans and the 1989 Senior Executive Stock Option Plan, and 9,460 shares held at December 31, 1993, in the Company's Savings Plan. 500 shares held by Mr. Eilender's wife are not included and beneficial ownership of such shares is disclaimed.

(7) The number of shares reported includes 52,800 shares issuable upon exercise of options under the Company's 1983, 1987 and 1992 Stock Option Plans and the 1989 Senior Executive Stock Option Plan, and 2,743 shares held at December 31, 1993, in the Company's Savings Plan.

(8) The number of shares reported includes 35,000 shares issuable upon exercise of options under the Company's 1992 Stock Option Plan and the 1989 Senior Executive Stock Option Plan, and 516 shares held at December 31, 1993, in the Company's Savings Plan.

(9) The number of shares reported includes 558,700 shares issuable upon exercise of options or options that become exercisable within 60 days. Shares held by immediate family members are not included and beneficial ownership of such shares is disclaimed.

                               BOARD OF DIRECTORS

     The Board of Directors is responsible for directing the management of the business and affairs of the Company. The Board holds regular meetings five times each year and holds additional special meetings as required. During 1993 the Board held six meetings.

     The Board has established four standing committees, the Audit Committee, the Organization and Compensation Committee, the Environmental Committee and the Nominating Committee.

     The Audit Committee, comprised of six non-employee directors, recommends to the Board the accounting firm to act as the independent accountants for the Company, consults with the accounting firm concerning the scope of the audit, reviews the audit results and reviews the Company's internal financial controls and procedures with the accountants and with members of management. The Audit Committee held three meetings in 1993.

     The Organization and Compensation Committee, comprised of six non-employee directors, oversees the Company's executive compensation programs and policies and administers the 1983, 1987, 1989 and 1992 Stock Option Plans and 1987 Long-term Incentive Plan. The Organization and Compensation Committee held seven meetings in 1993.

     The Environmental Committee, comprised of eight non-employee directors, oversees the Company's environmental affairs. The Environmental Committee held five meetings during 1993.

     The Nominating Committee, comprised of three non-employee directors, makes recommendations to the Board of Directors concerning nominees for election to the Board at Annual Meetings and candidates for newly created directorships and vacancies on the Board. The Nominating Committee will consider nominees recommended by stockholders. Such recommendations for the 1995 Annual Meeting should be sent to the Corporate Secretary of the Company not later than January 14, 1995, and should include a statement of the nominee's qualifications. The Nominating Committee did not meet in 1993.

     Under the retirement policy for non-employee directors established by the Board of Directors in 1989, a non-employee director (other than incumbent directors when the policy was adopted) must not have attained age 72 at the time of election and may not serve as a director beyond the Annual Meeting next following such person's 72nd birthday (or, in the case of such incumbent directors, the 1994 Annual Meeting, if later).

COMPENSATION OF DIRECTORS

     The Company pays each non-employee director of the Company an annual fee of $8,000 and $600 for each Board, Committee and Stockholders meeting attended, except that the Chairmen of the Organization and Compensation, and Audit Committees receive $900 for each Committee meeting attended. The Chairman of the Environmental Committee receives $900 for each Environmental Committee meeting attended, but the remaining Committee members do not receive fees for meeting attendance. At a meeting held on February 18, 1993, the Board increased the annual fee for non-employee directors to $12,000 per year starting April 1, 1993; no change was made in individual meeting fees. Directors also receive reimbursement for expenses incurred in connection with attendance. Employees of the Company who are directors are not paid any separate fees for acting as directors.

     Non-employee directors of the Company or any of its subsidiaries are eligible to receive allocations of shares under the Company's 1987 Restricted Stock Plan in the discretion of the Board of Directors of the Company, which administers such Plan. In April 1987, the Board of Directors allocated 432 shares of Common Stock under the Restricted Stock Plan to each of Edwin A. Gee, George J.W. Goodman, Ilan Kaufthal, Robert W. Lear and Robert LeBuhn. No grants were made under this Plan during 1993 and there are no shares available for future grant at this time.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is divided into three classes. The term of office of the directors in Class I expires at this Annual Meeting with the terms of office of the directors in Class II and Class III ending at successive Annual Meetings. At this Annual Meeting four directors in Class I will be elected to hold office until the 1997 Annual Meeting and until their successors shall be elected and qualified. To be elected, each nominee for director requires a majority of the votes cast. Abstentions from voting (including broker non-votes) will have the effect of votes against the nominees. The following sets forth with respect to the four persons who have been nominated by the Board of Directors for election at this Annual Meeting and the other directors of the Company certain information concerning their positions with the Company (including its predecessor and now wholly-owned subsidiary CasChem, Inc.) and principal outside occupations, and other directorships held.

NOMINEES FOR ELECTION TO SERVE AS DIRECTORS UNTIL 1997 ANNUAL MEETING (CLASS I)

     Cyril C. Baldwin, Jr. (age 66). Director and President (until early 1990) since the Company commenced business in 1981 and Chief Executive Officer since 1984. Chairman of the Board since his election in 1991. Director of Church & Dwight Co., Inc.

     George J.W. Goodman (age 63). Director since the Company commenced business in 1981. Member of the Organization and Compensation, and Environmental Committees of the Board of Directors. Since 1971 has been the President of Continental Fidelity, Inc., an editorial consulting services and products firm. Director of USAir Group, Inc. and Trustee of The Urban Institute.

     Kathryn Rudie Harrigan (age 42). Since 1981, Professor, Management of Organizations Division of the Columbia University Business School, and, since 1993, the Henry L. Kravis Professor of Business Leadership at the Columbia University Business School. Member of the Advisory Board of Ronin Development since 1988, and External Member, Strategic Planning Committee of the Panasonic Industrial Controls Division, Matsushita Corporation from 1989 to 1992. Member of the Board of Governors, Academy of Management from 1986 to 1988.

     Robert LeBuhn (age 61). Director since the Company commenced business in 1981. Chairman of the Nominating Committee and member of the Audit, Organization and Compensation, and Environmental Committees of the Board of Directors. President (from 1984 until early 1993) and, since 1993, Chairman of the Board of Investor International (U.S.), Inc., a private investment firm. Director of USAir Group, Inc., Acceptance Insurance Companies, Lomas Financial Corp. and Amdura Corp.

DIRECTORS SERVING UNTIL 1995 ANNUAL MEETING (CLASS II)

     Ilan Kaufthal (age 46). Director since the Company commenced business in 1981. Chairman of the Audit Committee and member of the Environmental Committee of the Board of Directors. A Managing Director of the investment firm of Wertheim Schroder & Co., Incorporated since 1987. Prior to 1987 held various executive positions with NL Industries, Inc., a firm in the chemicals and petroleum services businesses, most recently Senior Vice President and Chief Financial Officer since 1983. Director of Formica Corporation, Rexene Corporation, United Retail Group, Inc. and Image Business Systems, Inc.

     Robert W. Lear (age 76). Director since the Company commenced business in 1981. Chairman of the Organization and Compensation Committee and member of the Audit, Environmental, and Nominating Committees of the Board of Directors. Executive-in-Residence at Columbia University Business School since

1977. Director of The Korea Fund, Inc., Scudder Funds and Institutional Funds, Welsh, Curson, Anderson and Stowe Venture Capital Funds and an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Fund), L.P.

     Arthur I. Mendolia (age 76). Director since the Company commenced business in 1981 and Chairman of the Board from 1981 until the 1991 Annual Meeting of Shareholders. Former Vice President and General Manager of the Explosives Department, E.I. du Pont de Nemours and Company and served under President Nixon as Assistant Secretary of Defense for Installation and Logistics from 1973 until 1975. Member of the Audit and Environmental Committees of the Board of Directors.

DIRECTORS SERVING UNTIL 1996 ANNUAL MEETING (CLASS III)

     Francis X. Dwyer (age 68). Director since 1989. Chairman of the Environmental Committee and member of the Organization and Compensation Committee of the Board of Directors. President of Nuodex Inc., a chemical manufacturer, since its formation in 1982 until its acquisition by Huls AG of West Germany in 1985. Thereafter, Chairman of Huls America Inc., a chemical manufacturer, until May 1991. Since May 1991, Chairman of International Dioxide, Inc., a chemical manufacturer.

     James A. Mack (age 56). Director, President and Chief Operating Officer since joining the Company in February 1990. Prior thereto with Olin Corporation, a manufacturer of chemical and other products since 1984 as Vice President, Specialty Chemicals and, more recently, Vice President, Performance Chemicals. Executive Vice President of Oakite Products, Inc. from 1982 to 1984. Prior to joining Oakite held various positions with The Sherwin-Williams Company, most recently as President and General Manager of the Chemicals Division from 1977 to 1981. Past Chairman of the Board of Governors of the Synthetic Organic Chemical Manufacturing Association and Member of the Board of Trustees of the Michigan Tech Alumni Fund.

     Dean P. Phypers (age 65). Director since 1988. Member of the Audit, Organization and Compensation, Environmental and Nominating Committees of the Board of Directors. Retired as Senior Vice President and director of International Business Machines Corporation in February 1987 after 32 years in various positions with that corporation including Chief Financial Officer, member of the Management Committee, Corporate Office contact for international operations and head of the Corporate Operations Staff. Director of American International Group Inc., Cytogen Corporation, Bethlehem Steel Corporation and Church & Dwight Co., Inc.

     All of the incumbent directors attended more than 75% of the meetings of the Board and Committees of the Board of which they were members held in 1993.

                             EXECUTIVE COMPENSATION

                         COMPENSATION COMMITTEE REPORT

COMPENSATION PHILOSOPHY

     Cambrex seeks to be a leading specialty chemicals company, providing superior return to its owners. To achieve this, the Company plans to be among the top quartile of its peers within the industry. To meet these objectives, the Company must be able to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results. Accordingly, the Company's compensation programs are designed to reward above average performance and provide incentive opportunity to be competitive in the labor markets in which the Company participates.

EXECUTIVE COMPENSATION

     The Company's executive compensation administration program involves two components. Annual compensation is in the form of base salary plus a yearly incentive award. Long-term compensation consists of stock options, which are intended to reward executives when improvements in operating performance increase the market value of the Company for its shareholders.

     The accomplishment of results measured against the executives' goals and objectives are reviewed by the Organization and Compensation Committee subsequent to review and recommendation from the Office of the Chairman. Executives are rewarded for results achieved that contribute to key operating results; i.e., sales, net income, return on investment, and other assigned goals including but not limited to: service and quality improvement, product and marketing development, technology development, and personnel development. The Company uses independent salary surveys of its Peer Group and a broader range of specialty chemical companies to assist in determining appropriate levels of compensation for each executive position. The Company targets annual executive compensation at the median levels in companies surveyed.

     Annual incentive compensation awards are based on corporate performance and individual performance. The size of the overall incentive compensation pool is determined by the total net income generated and by the increase in net income over the prior year. The achievement of personal objectives determines individual awards which are paid out as a portion of the total incentive compensation pool. The incentive plan provides a better than average individual award when net income substantially exceeds prior year's earnings.

     Long-term compensation for executives is in the form of company stock option grants, which are awarded based on an individual's position in the Company, his individual performance, and the number of his outstanding option awards. Two types of stock options are granted to the executive group. The first type are regular Incentive Stock Options or Non-Qualified Options. The second type of options are available to the Company's most Senior Executives, including those individuals named in the Summary Compensation Table (below). These options become exercisable if the publicly traded share price of the Company's shares exceeds predetermined levels for designated periods of time. Under the 1989 Senior Executive Option Plan, one-third of the grants to senior executives became subject to exercise when the Company's publicly traded Common Stock price equalled or exceeded an average of $14 or above for 20 consecutive trading days commencing within one year from the date of grant. Similarly, a second one-third became exercisable when the traded share price equalled or exceeded an average of $17 for 20 consecutive trading days commencing during the second option year. On February 1, 1994, the final one-third of the options became exercisable, as the Company's publicly traded share price exceeded an average of $21 for 20 consecutive trading days. Shareholders are being asked to approve a 1993 Senior Executive Stock Option Plan and awards thereunder and the 1994 Stock Option Plan which would provide additional incentive to senior executives. (See "Adoption and Approval of the 1993 Senior Executive Stock Option Plan" and "Adoption and Approval of the 1994 Stock Option Plan" below.)

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation for 1993 was increased by 8.3% to $300,000 and was determined based upon the same factors used in determining other executive compensation. It should be noted that prior to November 1992, the CEO's base salary had not been increased since July 1989, and that he did not receive any annual incentive compensation for 1990 and 1991.

     Mr. Baldwin received an incentive compensation award for fiscal 1993 of $210,000. This award reflects the substantial improvement in financial performance achieved by the Company, as net income was increased from $6,230,000 in 1992 to more than $8,640,000 in 1993, and total shareholder return increased by more than 20%. The total market value of the Company's shares increased by nearly $17,000,000 in 1993. Mr. Baldwin's annual compensation was directly related to the improvement in both earnings and shareholder value in 1993.

     In 1993 Mr. Baldwin was not awarded any stock options due to his own recommendation to the Organization and Compensation Committee. This recommendation was based upon the number of prior stock option awards received and his current level of stock ownership in the Company.

     Based on current levels of base salary and annual bonuses, the Organization and Compensation Committee believes that it is highly unlikely that the Company will pay compensation to any of its executive officers for 1994 services in excess of one million dollars. Thus, the Organization and Compensation Committee has recommended no adjustment with respect to 1994 cash compensation in light of the limitation on deductibility of compensation in excess of one million dollars under Section 162(m) of the Internal Revenue Code. However, the 1993 Senior Executive Stock Option Plan and the 1994 Stock Option Plan, presented to shareholders for approval at this meeting, have been designed to cause options granted thereunder to be exempt from the limitations contained in such Section 162(m).

                    ORGANIZATION AND COMPENSATION COMMITTEE

                            Robert W. Lear, Chairman
                                Francis X. Dwyer
                                Dr. Edwin A. Gee
                              George J.W. Goodman
                                 Robert LeBuhn
                                Dean P. Phypers

     The following table summarizes the compensation paid to the Chief Executive Officer and each of the four highest paid executive officers (the "Named Executive Officers") during the previous three fiscal years for services in such capacities to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                    ANNUAL COMPENSATION         -------------------------------------
                                              -------------------------------                 SECURITIES
                                                                      OTHER                     UNDER-                     ALL
                                                                     ANNUAL     RESTRICTED      LYING       PAYOUTS-      OTHER
                                                                    COMPENSA-     STOCK        OPTIONS/       LTIP      COMPENSA-
                                              SALARY       BONUS      TION       AWARD(S)        SARS       PAYOUTS       TION
     NAME AND PRINCIPAL POSITION       YEAR     ($)         ($)      ($)(1)        ($)           (#)          ($)        ($)(2)
- -------------------------------------  ----   -------     -------   ---------   ----------    ----------   ----------   ---------
Cyril C. Baldwin, Jr.................  1993   300,000     210,000      -0-          -0-              -0-       -0-        10,612
  Chairman of the Board                1992   275,000     409,901      -0-          -0-              -0-       -0-        10,298
  and Chief Executive Officer          1991   270,100         -0-
James A. Mack........................  1993   249,984     175,000      -0-          -0-              -0-       -0-        10,612
  President and                        1992   230,000     342,827      -0-          -0-              -0-       -0-        10,298
  Chief Operating Officer              1991   210,100     105,000(3)
Peter Tracey.........................  1993   176,665     115,000      -0-          -0-              -0-       -0-         8,875
  Vice President, Finance and          1992   166,667     198,740      -0-          -0-           10,000       -0-         7,500
  Chief Financial Officer              1991   152,600      12,000
Albert L. Eilender...................  1993   205,341      85,000      -0-          -0-              -0-       -0-         9,240
  President and Chief Operating        1992   205,341      96,472      -0-          -0-              -0-       -0-         9,240
  Officer CasChem, Inc.                1991   205,441         -0-
Roger H. Noack.......................  1993   149,250      80,000      -0-          -0-              -0-       -0-         6,126
  President and Chief Operating        1992   140,708     106,871      -0-          -0-           35,000       -0-         1,050
  Officer Nepera, Inc.                 1991    11,767(4)   25,000(5)

- ---------------
(1) The rules require disclosure only when the aggregate value of these items exceeds the lesser of $50,000 or 10% of salary and bonus.

(2) Amounts indicated are attributable to Company contributions under the Company's Savings Plan.

(3) Paid in 1991 per the terms of Mr. Mack's employment agreement for the year 1990.

(4) Paid during 1991 from the date of initial employment, December 2, 1991.

(5) A one-time bonus paid upon employment with the Corporation.

     The following table sets forth the stock options granted during 1993 to the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                      ASSUMED ANNUAL RATES OF
                                                                                                      STOCK PRICE APPRECIATION
                                                   INDIVIDUAL GRANTS (1)                                  FOR OPTION TERM
                              ---------------------------------------------------------------      ------------------------------
            (A)                   (B)            (C)               (D)               (E)               (F)               (G)
                                              PERCENT OF
                                                TOTAL
                               SECURITIES    OPTIONS/SARS
                               UNDERLYING     GRANTED TO       EXERCISE OR
                              OPTIONS/SARS   EMPLOYEES IN       BASE PRICE        EXPIRATION
            NAME              GRANTED (#)    FISCAL YEAR          ($/SH)             DATE             5% ($)           10% ($)
- ----------------------------  ------------   ------------      ------------      ------------      ------------      ------------
Cyril C. Baldwin, Jr........        -0-            -0-             -0-               -0-                    -0-               -0-
James A. Mack...............     45,000          18.75%           19.875           10/27/03             717,214         1,534,399
Peter Tracey................     25,000           10.4%           19.875           10/27/03             398,452           852,444
Albert L. Eilender..........     25,000           10.4%           19.875           10/27/03             398,452           852,444
Roger H. Noack..............     25,000           10.4%           19.875           10/27/03             398,452           852,444

- ---------------
(1) The options listed will become exercisable only upon the Company's publicly traded share price reaching certain predetermined levels within certain periods of time (See "Adoption and Approval of the 1993 Senior Executive Stock Option Plan" below).

     The following table sets forth information for each Named Executive Officer with regard to the aggregate stock options exercised during 1993 and the aggregate stock options held as of December 31, 1993.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUE

                                    SHARES                           NUMBER OF SECURITIES       VALUE OF UNEXERCISED IN-THE-
                                  ACQUIRED ON        VALUE         UNDERLYING UNRESTRICTED      MONEY OPTIONS/SARS AT FY-END
                                   EXERCISE        REALIZED       OPTIONS/SARS AT FY-END (#)          ($) EXERCISABLE/
              NAME                    (#)           ($) (1)       EXERCISABLE/ UNEXERCISABLE          UNEXERCISABLE (2)
- --------------------------------  -----------     -----------     --------------------------    -----------------------------
Cyril C. Baldwin, Jr............       -0-              -0-       146,750 -- Exercisable        2,117,531 -- Exercisable
                                                                  50,000 -- Unexercisable       725,000 -- Unexercisable
James A. Mack...................     8,000          123,040       78,666 -- Exercisable         1,062,657 -- Exercisable
                                                                  23,334 -- Unexercisable       338,329 -- Unexercisable
Peter Tracey....................     1,500           20,250       44,300 -- Exercisable         531,825 -- Exercisable
                                                                  10,000 -- Unexercisable       145,000 -- Unexercisable
Albert L. Eilender..............       -0-              -0-       42,150 -- Exercisable         599,200 -- Exercisable
                                                                  10,000 -- Unexercisable       145,000 -- Unexercisable
Roger H. Noack..................       -0-              -0-       30,000 -- Exercisable         224,167 -- Exercisable
                                                                  5,000 -- Unexercisable        32,083 -- Unexercisable

- ---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Market value of the underlying securities at December 31, 1993 ($20 per share) minus the exercise price.

     The following graph compares the Company's cumulative total stockholder return, for a five year period, with a performance indicator of the overall stock market and a group of peer issuers.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
              AMONG CAMBREX CORPORATION, THE DOW JONES INDUSTRIAL
                           AVERAGE AND PEER GROUP (1)

      MEASUREMENT PERIOD
    (FISCAL YEAR COVERED)         PEER GROUP       DOW JONES        CAMBREX
1988                                       100             100             100
1989                                       127             131             087
1990                                       140             126             031
1991                                       250             167             063
1992                                       290             181             124
1993                                       310             199             149

- ---------------
(1) Assumes $100 invested on December 31, 1988, with all dividends reinvested.

     The Company manufactures and markets a broad line of specialty chemicals, fine chemicals and commodity chemical intermediates to a diverse group of customers. Because the Company's products and customers are diverse, the Company does not believe that there is a single published industry or line of business index that is appropriate for comparing stockholder return. The Peer Group selected by the Company for the above Performance Graph is composed of those companies considered most comparable to the Company in terms of amount of sales, product lines and customers.

     Those companies included in the Peer Group are: Crompton & Knowles Corporation; The Dexter Corporation; Ferro Corporation; Great Lakes Chemical Corporation; Lawter International, Inc.; Rohm and Haas Company; Stepan Company; and Witco Corporation.

RETIREMENT PLANS

     The Named Executive Officers of the Company and salaried employees of the Company and its subsidiaries participate in a qualified noncontributory pension plan. Eligibility begins in the first month following one year of credited service, and participants become vested in their retirement benefits after five years of credited service. Retirement benefits are based on an employee's years of service and the employee's compensation. "Compensation" for the purposes of the computation of benefits, includes regular compensation, bonuses and overtime, but excludes income attributable to fringe benefits and perquisites. The retirement benefit generally is calculated by multiplying the participant's years of service by 1% of compensation and by 0.6% of compensation in excess of the participant's social security covered compensation, and aggregating such amounts, subject to the limitations imposed by the Employee Income Security Act of 1974 ("ERISA"). Although Final Average Compensation includes the items mentioned above, the Plan limits the maximum amount of compensation which may be taken into account for the purposes of calculating benefits to the

ERISA limit for covered compensation, which was $235,840 during 1993. Therefore, any compensation received by any of the Named Executive Officers which exceeds this amount will not be taken into account in the calculation of their benefits under this Plan. Under an amendment to ERISA, beginning in 1994 the maximum compensation that can be considered in the calculation of pension benefits under a qualified pension plan is $150,000. The Board of Directors has approved a Supplemental Non-Qualified Pension Plan to provide benefits based on compensation levels above the ERISA maximum compensation level, which plan did not become effective until January 1, 1994.

     The following table shows the estimated annual retirement benefits payable under the Company's qualified pension plan to employees who retire at the normal retirement age at the stated levels of Final Average Compensation and years of service.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

   FINAL                                            BASED ON SERVICE OF
  AVERAGE                     ----------------------------------------------------------------
COMPENSATION                  15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS
- ------------                  --------      --------      --------      --------      --------
 $125,000...................  $ 27,961      $ 37,281      $ 46,602      $ 55,922      $ 65,242
 $150,000...................  $ 33,961      $ 45,281      $ 56,602      $ 67,922      $ 79,242
 $175,000...................  $ 39,961      $ 53,281      $ 66,602      $ 79,922      $ 93,242
 $200,000...................  $ 45,961      $ 61,281      $ 76,602      $ 91,922      $107,242
 $225,000...................  $ 51,961      $ 69,281      $ 86,602      $103,922      $121,242
 $235,840...................  $ 54,562      $ 72,750      $ 90,937      $109,125      $127,312

     As of December 31, 1993, the years of service credited for retirement benefits for the Named Executive Officers who are participants in this Plan are as follows: Cyril C. Baldwin, Jr. - 12 years; James A. Mack - 3 years; Peter Tracey - 3 years; Albert L. Eilender - 4 years; Roger H. Noack - 2 years.

CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with a number of key employees, including the Named Executive Officers, with the objective of preserving management stability in the event of a threatened or actual change of control of the Company. Under each agreement, in the event of a change of control of the Company (defined in the agreement to include certain events involving changes in ownership of the Company's stock or the composition of the Company's Board of Directors or other structural changes, but, in any case, with the Board having discretion to find other events to constitute a change of control) the employee is awarded a three-year contract of employment in substantially the same position he had prior to the start of the employment contract term. The contract of employment is at a monthly salary not less than the highest monthly salary earned by the employee during the 12 months preceding the start of the employment contract term and provides for an annual bonus and benefits comparable to those pertaining to the employee prior to the start of the employment contract term.

     In the event that at any time during the employment contract term the employee's employment is terminated, (i) by the Company (other than by reason of disability or for cause), or (ii) by the employee by reason of the Company's violation of the terms of the employment contract, or (iii) by the employee during the thirteenth month of the employment contract term, with or without reason, the employee will be entitled to a lump sum payment in an amount equal to the sum of (a) a ratable portion of the amount of the highest annual bonus paid to the employee during the three years prior to the year of termination, based upon the elapsed time in the year of termination, (b) up to three times the annual salary under the contract and three times such highest annual bonus, which amount declines ratably over a 36 month term for each month the employee remains employed by the Company following the first anniversary of the start of the employment contract term and (c) the present value of the pension benefit lost by the employee by reason of the early termination of employment. In the event of such termination the employee will also be entitled to the employment benefits, such as health insurance and life insurance, to which he would have been entitled had his employment not been terminated, and to the immediate right to exercise any employee stock options notwithstanding their stated exercisability in installments. Additionally, the employment contracts provide for an additional payment to the employee to cover any excise tax payable by the employee on so-called excess golden parachute payments under Section 4999 of the Internal Revenue Code of 1986, as amended.

MANAGEMENT CONTRACTS

     During 1989 the Board of Directors authorized an agreement with Mr. Mendolia pursuant to which he may, at his election and at any time after January 1, 1990, enter into a consulting arrangement with the Company upon his resignation as an employee. Pursuant to this agreement Mr. Mendolia is obligated to provide certain financial, consulting and advisory services to the Company as determined by the Chief Executive Officer. The contract shall continue for the remainder of Mr. Mendolia's life at an annual fee of $100,000. Mr. Mendolia retired as an employee on June 1, 1993, and began receiving payments under the agreement.

     During 1990 the Board of Directors authorized an agreement with Mr. Baldwin pursuant to which he may, at his election and at any time after January 1, 1994, enter into a consulting arrangement with the Company upon his resignation as an employee. Pursuant to this agreement Mr. Baldwin is obligated to provide certain financial, consulting and advisory services to the Company as determined by the Chief Executive Officer. The contract shall continue for the remainder of Mr. Baldwin's life at an annual fee of $140,000.

                       ADOPTION AND APPROVAL OF THE 1993
                       SENIOR EXECUTIVE STOCK OPTION PLAN

     There will be presented to the stockholders at the Annual Meeting a proposal to approve the 1993 Senior Executive Stock Option Plan (the "Plan"). A copy of the Plan is set forth as Exhibit 1 hereto. The Plan was adopted by the Board of Directors on October 28, 1993, and certain awards made thereunder, subject to stockholder approval.

     The Plan is intended to expand and improve the profitability and prosperity of the Company for the benefit of its stockholders by permitting the Company to grant to its most senior executive officers options to purchase shares of the Company's Common Stock. The awards are intended to provide additional incentive to such senior executives by offering them a greater stake in the Company's continued success. The Plan is also intended as a means of reinforcing the commonality of interest between the Company's stockholders and its senior executives, and as an aid in attracting and retaining senior executives of outstanding abilities and specialized skills. The Board of Directors has determined that it is in the interest of the Company and its stockholders to provide for the availability of such Plan, and has determined that 300,000 shares of the Company's Common Stock shall be set aside for issuance under the Plan. No employee may be awarded options to purchase more than 100,000 shares of Common Stock in any twelve month period.

     The options described below will only be vested and become exercisable if the price of the Company's Common Stock achieves certain traded levels as set forth herein. Under the terms of each option if the average market price for the Common Stock of the Company remains at or above a stated level for a period of 20 consecutive trading days commencing during a stated period of the option term, the option thereupon will become exercisable for the balance of the term for a stated portion of the total number of shares covered by the option.

     Pursuant to the Plan and subject to its approval by the stockholders, the Organization and Compensation Committee on October 28, 1993, granted to Mr. Mack an option expiring on October 27, 2003, to purchase up to 45,000 shares of Common Stock of the Company at an exercise price of $19.875 per share, and granted to Messrs. Klosk, Rein, Thauer, Tracey, White [deceased: January 13, 1994], Eilender and Noack an option to purchase up to 25,000 shares under the same terms and conditions set forth for Mr. Mack, and granted Messrs. Behrend and Smith an option to purchase up to 10,000 shares under the same terms and conditions, all subject to its approval by stockholders.

     The Plan is administered by the Board of Director's Organization and Compensation Committee (the "Committee"), none of whose members are salaried employees of the Company and accordingly may not participate in the Plan. Under the Plan, the Committee is authorized to determine from time to time the senior executive of the Company who will receive options under the Plan, the number of shares issuable upon the exercise of such options, the exercise price (which may not be less than the fair market value of the shares on the date the options are granted) and the duration of the option (which may not be more than ten years). The options may be either Incentive Stock Options or non-qualified options as determined by the Committee.

     Subject to limitations which may be imposed by the Committee at the time of grant, an option may be exercised, in whole or in part, at any time and from time to time prior to its termination. Options granted under the Plan are not transferable except by will or the laws of descent and distribution and are exercisable during the optionee's lifetime only by the optionee.

     The number of shares of Common Stock and the exercise price of any option issuable under the Plan are subject to adjustment in the case of stock splits, stock dividends, reorganizations and similar events. The Committee has the right to modify, amend, suspend or terminate the Plan in any respect and, with the consent of the optionee, may change the terms and conditions of outstanding options, provided that without stockholder approval no amendment may be made which would, (i) change the class of employees eligible to receive options, (ii) increase the total number of shares which may be purchased under the Plan, except as referred to above, (iii) extend the termination date of the Plan, (iv) extend beyond ten years from the date of grant the period during which options may be exercised or, (v) reduce the exercise price of any option, except as referred to above. The Plan will terminate on October 27, 2003, unless sooner terminated by the Board of Directors.

     Senior executives are eligible for grants of options, regardless of length of service. In the event an optionee's employment with the Company or a subsidiary terminates due to retirement, an optionee or his representative will generally have three months after the termination within which to exercise an Incentive Stock Option and 12 months to exercise a non-qualified Option to the extent it was exercisable at the date of termination, but in no event will the option be exercisable beyond its stated term. In the event an optionee's employment with the Company or a subsidiary terminates due to permanent disability or death, an optionee or his representative will generally have one year within which to exercise an Incentive Stock Option or non-qualified Stock Option to the extent it was exercisable at the date of termination, but in no event will an Option be exercisable beyond its stated term. If the optionee ceases to be employed by the Company or a subsidiary for any other reason, any and all rights of the optionee under any options held by him shall be forfeited unless otherwise agreed upon by the Committee.

     With the exception of the awards made in 1993 subject to shareholder approval and described in the following table, neither the number of individuals who will be selected to receive awards nor the size of the awards that will be approved by the Organization and Compensation Committee can be determined. The following table describes the awards that were made (subject to shareholder approval) during 1993:

                                                             REQUIRED MARKET PRICE      EXERCISABILITY
                                                             (FOR 20 TRADING DAYS         (CUMULATIVE
         OPTIONEE                      PERIOD              COMMENCING DURING PERIOD)   NUMBER OF SHARES)
- --------------------------  -----------------------------  -------------------------   -----------------
Cyril C. Baldwin, Jr.       N/A                                       N/A                     -0-

James A. Mack               Year ending October 27, 1994              $30                    15,000
                            Year ending October 27, 1995              $35                    15,000
                            After October 27, 1995                    $40                    15,000

Peter Tracey                Year ending October 27, 1994              $30                     8,333
                            Year ending October 27, 1995              $35                     8,333
                            After October 27, 1995                    $40                     8,334

Albert L. Eilender          Year ending October 27, 1994              $30                     8,333
                            Year ending October 27, 1995              $35                     8,333
                            After October 27, 1995                    $40                     8,334

Roger H. Noack              Year ending October 27, 1994              $30                     8,333
                            Year ending October 27, 1995              $35                     8,333
                            After October 27, 1995                    $40                     8,334

All Executive Officers as
  a Group (19 Persons)      Year ending October 27, 1994              $30                    80,000
                            Year ending October 27, 1995              $35                    80,000
                            After October 27, 1995                    $40                    80,000
All current directors who
  are not executive
  officers as a group       N/A                                       -0-                     -0-

Non-Executive Officer
  Employee Group            N/A                                       -0-                     -0-

FEDERAL INCOME TAX CONSEQUENCES

     Upon exercise of non-qualified options granted under the 1993 Plan, ordinary income is generally realized by the optionee in an amount equal to the difference between the exercise price and the fair market value on the exercise date and the Company is entitled to a deduction in an equivalent amount at the time of such exercise. In the event of any subsequent sale of such shares, gain would be recognized equal to the amount, if any, by which the sale price exceeds the tax basis of such shares. Such gain would be long-term or short-term capital gain, depending upon the period of time during which the shares were held following the date of exercise. Unlike non-qualified options, an optionee generally does not recognize taxable income upon exercise of an ISO and the Company is not entitled to any deduction. An optionee will receive long-term capital gain or loss treatment upon the sale of shares purchased through exercise of an ISO if such shares are held for more than two years after the grant of the ISO (and one year after the date of exercise). If such shares are disposed of prior to such time, the optionee will generally realize ordinary income equal to the difference between (i) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares of Common Stock on the exercise date and (ii) the exercise price. Any such ordinary income recognized by the optionee is deductible by the Company.

     The aggregate fair market value of the shares of stock with respect to which ISO's are exercisable for the first time by a participant under the 1993 Plan, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Internal Revenue Code on the date of grant).

     Approval of the adoption of the Plan requires the affirmative vote of a majority of all shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders. Abstention from voting on the proposal will have the same effect as voting against the proposal. Broker non-votes will have no effect on the outcome.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

              ADOPTION AND APPROVAL OF THE 1994 STOCK OPTION PLAN

     There will be presented to the stockholders at the Annual Meeting a proposal to approve the 1994 Stock Option Plan (the "Plan"). A copy of the Plan is set forth as Exhibit 2 hereto. The Plan was adopted by the Board of Directors on January 24, 1994.

     For several years the Company has offered stock options to key employees to provide an incentive in the form of a proprietary interest in the Company to officers and other employees in a position to contribute materially to the successful operation of the business of the Company. The Company currently has in effect a 1983 Incentive Stock Option Plan (the "1983 Plan"), a 1987 Stock Option Plan (the "1987 Plan"), a 1989 Senior Executive Stock Option Plan (the "1989 Plan") and a 1992 Stock Option Plan (the "1992 Plan"). There are currently only 25,150 shares available for general grant under the 1983, 1987 and 1992 Plans. The Board of Directors believes these plans have operated successfully by assisting the Company in attracting and retaining employees of outstanding abilities, who have been an important reason for the Company's achievements, and further believes that the adoption of a similar program for non-employee directors would enable the Company to attract new directors and retain current directors with the experience and expertise necessary to facilitate the achievement of corporate goals and objectives.

     Accordingly, on January 24, 1994, the Board of Directors adopted, subject to approval by the stockholders, the 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan is briefly described below, but reference should be made to the text of the Plan itself, attached hereto as Exhibit 2, for complete information.

1994 STOCK OPTION PLAN

     The 1994 Plan has two component parts, a key employee program (the "Key Employee Program") and a non-employee director's program (the "Non-employee Director's Program").

     Key Employee Program. Under the 1994 Plan the Organization and Compensation Committee of the Board of Directors (the "Committee") will award a number of stock options to key employees of the Company. All key employees (including officers and employee directors) of the Company and its subsidiaries are eligible for grants of options regardless of length of service. Options, which may be ISO's or non-qualified stock options, will give the employee the right to purchase a specified number of shares of the Company's Common Stock at a fixed price for a specified period of time. The Committee has complete discretion to determine the individual participants and the number of stock options to be awarded, determine the terms and exercise prices for stock options, determine the frequency of awards, determine the period during which options may be exercised and to cancel any award in the event it determines that a participant has acted inimically to the best interests of the Company, subject, in all cases, to the terms and conditions of the 1994 Plan.

     Non-Employee Director Program. The Board, at its October 28, 1993 meeting, adopted an option grant program for directors. Under the program, and subject to shareholder approval, each existing director received a grant of options to purchase 1,000 shares of the Company's Common Stock on the date of grant, and each director will receive at the first meeting following each of the Company's Annual Shareholder's meetings a grant of options to purchase 500 shares of Common Stock, the grant price to be the closing price of the date of grant. Options granted to non-employee directors shall be non-qualified options with a ten year term and shall become exercisable six months following the grant date.

     General Provisions. Up to 100,000 shares of the Company's Common Stock will be available for the granting of ISO's or non-qualified stock options under the 1994 Plan. No employee may be awarded options to purchase more than 100,000 shares of Common Stock in any twelve month period. Awards of ISO's and non-qualified stock options will be made separately and not in tandem. The option exercise price shall not be less than 100% of the fair market value on the date of grant. Options shall have a term not exceeding ten years. The Committee may provide that options granted to key employees become exercisable in a series of cumulating portions and may in its discretion accelerate such exercise date.

     Payment of the option exercise price may be made in cash, or, at the option of the Committee, through delivery of shares of the Company's Common Stock equal in value to the option exercise price, or by a combination of cash and stock.

     In the event an optionee ceases to be employed by the Company or a subsidiary or, in the case of a non-employee director, ceases to serve as a member of the Board, due to retirement, the optionee will generally have three months in the case of an Incentive Stock Option and 12 months in the case of a non-qualified Stock Option after the date of such termination of employment or service to exercise an option to the extent it was exercisable at such date of termination. In the event of a termination of employment or service due to permanent disability or death, the optionee's representative will generally have twelve months after the date of termination within which to exercise an option to the extent it was exercisable at such termination date. Notwithstanding the above, no option shall be exercisable beyond its original stated term. If an optionee ceases to be employed or to serve as a member of the Board for any other reason, any and all rights of the optionee under any options held by him shall be forfeited unless otherwise agreed upon by the Committee.

     With the exception of awards made to Directors in 1993 subject to shareholder approval and described in the following table, neither the number of individuals who will be selected to receive awards nor the size of awards that will be approved by the Organization and Compensation Committee can be determined. The following table describes the awards that were made to Directors under the 1994 Plan (subject to shareholder approval) during 1993:

                                  OPTIONEE                                     NUMBER OF SHARES
- -----------------------------------------------------------------------------  ----------------
Cyril C. Baldwin, Jr.........................................................        -0-
James A. Mack................................................................        -0-
Peter Tracey.................................................................        -0-
Albert L. Eilender...........................................................        -0-
Roger H. Noack...............................................................        -0-
All Executive Officers as a Group (19 Persons)...............................        -0-
All Non-employee Directors as a group (8 Persons)............................       8,000
Non-Executive Officer Employee Group.........................................        -0-

     Income Tax Consequences. Upon exercise of non-qualified options granted under the 1994 Plan, ordinary income is generally realized by the optionee in an amount equal to the difference between the exercise price and the fair market value on the exercise date and the Company is entitled to a deduction in an equivalent amount at the time of such exercise. In the event of any subsequent sale of such shares, gain would be recognized equal to the amount, if any, by which the sale price exceeds the tax basis of such shares. Such gain would be long-term or short-term capital gain, depending upon the period of time during which the shares were held following the date of exercise. Unlike non-qualified options, an optionee generally does not recognize taxable income upon exercise of an ISO and the Company is not entitled to any deduction. An optionee will receive long-term capital gain or loss treatment upon the sale of shares purchased through exercise of an ISO if such shares are held for more than two years after the grant of the ISO (and one year after the date of exercise). If such shares are disposed of prior to such time, the optionee will generally realize ordinary income equal to the difference between (i) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares of Common Stock on the exercise date and (ii) the exercise price. Any such ordinary income recognized by the optionee is deductible by the Company.

     The aggregate fair market value of the shares of stock with respect to which ISO's are exercisable for the first time by a participant under the 1994 Plan, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Internal Revenue Code on the date of grant).

     Term.  The term of the 1994 Plan is 10 years.

     The affirmative vote of a majority of the outstanding Common Stock is required for the approval of the Plan and awards.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE 1994 STOCK OPTION PLAN.

                            APPOINTMENT OF AUDITORS

     The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected Coopers & Lybrand to be the Company's independent accountants for 1994, subject to the approval of the stockholders. The former accountant, KPMG Peat Marwick, was dismissed by the Company on March 19, 1992, upon the recommendation of the Audit Committee. The principal accountant's report on the Company's financial statements for the past two years did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused the former accountant to make reference to the subject matter of the disagreement in connection with its report.

     Coopers & Lybrand was engaged on March 19, 1992. A representative of Coopers & Lybrand is expected to be present at the meeting, will be afforded an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the 1995 Annual Meeting must be received by the Company not later than November 22, 1994, in order to be included in the Company's Proxy Statement for the 1995 Annual Meeting. In addition, the Company's by-laws provide that any shareholder wishing to present a nomination for the office of director before a shareholder meeting for a vote must give the Company at least 90 days advance notice, any shareholder wishing to bring a proposal or other business before a shareholder meeting for a vote must give the Company at least 60 days advance notice, and that both such notices must meet certain other requirements. Any shareholder interested in making such a nomination or proposal should request a copy of such by-law provisions from the Secretary of Cambrex Corporation.

                                        By Order of the Board of Directors.


                                                     Peter E. Thauer,
                                                        Secretary

March 24, 1994



     Upon written request the Company will provide to each stockholder, without charge, a copy of its Annual Report to the Securities and Exchange Commission on Form 10-K for 1993. Requests should be directed to Mr. Peter Tracey, Vice President, Chief Financial Officer and Treasurer, Cambrex Corporation, One Meadowlands Plaza, East Rutherford, NJ 07073. Such report will be furnished without exhibits. Copies of the exhibits to such Annual Report will be furnished to requesting stockholders upon payment of the Company's reasonable expenses in furnishing the same.

                                                                       EXHIBIT 1

                              CAMBREX CORPORATION
                    1993 SENIOR EXECUTIVE STOCK OPTION PLAN

1.  PURPOSE

     The Plan is intended to expand and improve the profitability and prosperity of Cambrex Corporation for the benefit of its Stockholders by permitting the Corporation to grant to its Senior Executive Officers Options to purchase shares of the Corporation's Stock. These awards are intended to provide additional incentive to such Senior Executives by offering them a greater stake in the Corporation's continued success. The Plan is also intended as a means of reinforcing the commonality of interest between the Corporation's stockholders and its Senior Executives, and as an aid in attracting and retaining Senior Executives of outstanding abilities and specialized skills.

2.  DEFINITIONS

     For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

          (a) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Award granted to such Participant.

          (b) "Award" shall mean a Stock Option granted to a Participant.

          (c) "Beneficiary" shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

          (d) "Board" shall mean the Board of Directors of the Corporation.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

          (f) "Committee" shall mean the Organization and Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of three or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

          (g) "Common Stock" shall mean the Class A Common Stock of the Corporation having a par value of $0.10 per share.

          (h) "Corporation" shall mean Cambrex Corporation, a Delaware corporation.

          (i) "Exercise Price" shall mean the price for which a Participant may exercise his Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6(a) of the Plan.

          (j) "Fair Market Value" shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

          (k) "Incentive Stock Option" shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an "incentive stock option" as set forth in Section 422 of the Code.

          (l) "Participant" shall mean a Senior Executive, including a Senior Executive who may also be a member of the Board, who is granted an Award under the Plan.

          (m) "Plan" shall mean the Cambrex Corporation 1993 Senior Executive Option Plan as set forth herein and as amended from time to time.

          (n) "Senior Executive" shall mean the Chief Executive Officer or the Chief Operating Officer or such other key senior officer so designated by the Board or the Committee and employed by the Corporation.

          (o) "Stock Option" or "Option" shall mean a right, including an Incentive Stock Option and a "nonqualified" Stock Option which does not meet the requirements of Section 422 of the Code, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax "qualified" stock options which may be incorporated and defined in the Code as it may from time to time be amended.

3.  ADMINISTRATION

     (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

     (b) The determination of the Senior Executive to receive an Award, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

4.  COMMON STOCK LIMITS

     The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 300,000 shares, subject to adjustment in accordance with Paragraph 8 of the Plan. No Participant shall be granted options to purchase more than 100,000 shares of Common Stock in any twelve month period. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall be available for use under the Plan.

5.  ELIGIBILITY FOR PARTICIPATION

     (a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to Senior Executives.

     (b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(6).

6.  STOCK OPTIONS -- TERMS AND CONDITIONS

     All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

          (a) Price: The Exercise Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of Award.

          (b) Period: The Committee may establish the term of any Option awarded under the Plan, provided, however, that an Option shall expire no later than ten (10) years from the date of Award.

          (c) Time of Exercise: The Committee may establish installment exercise terms based on the passage of time, publicly traded share price, or otherwise, for an Option such that the Option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the exercise of any Option.

          (d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) at the discretion of the Committee, through the delivery of shares of Common Stock with a value equal to the Option Price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

          (e) Special Rules for Incentive Stock Options: Notwithstanding any other provisions of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

             (i) The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Corporation or any Subsidiary corporation of the Corporation or any corporation which is a parent corporation (as defined in Section 424(e) of the Code) of the Corporation, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded).

             (ii) Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two years after the date of the grant of the Option under which the stock was acquired or (B) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

          (f) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Option are to be added to the general funds of the Corporation and used for its corporate purposes.

7.  TERMINATION OF EMPLOYMENT

     (a) In the event a Participant shall cease to be employed by the Corporation or any subsidiary corporation of the Corporation while he is holding one or more Options, each Option shall expire at the earlier of the expiration of its term or the following:

          (i) up to one year, in the case of a "non-qualified" Stock Option, and three months, in the case of an Incentive Stock Option, after termination due to normal retirement, late retirement or earlier retirement with Committee consent, under a formal plan or policy of the Corporation;

          (ii) one year after termination due to disability within the meaning of Section 22(e)(3) of the Code as determined by the Committee;

          (iii) one year after the Participant's death; and

          (iv) coincident with the date of termination if due to any other reason, except as and to the extent that the Committee may determine otherwise.

     (b) For the purposes of this Section, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any subsidiary corporation of the Corporation on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant. In the case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals ninety (90) days or the date when the Participant's right to reemployment with the Corporation or such subsidiary shall no longer be guaranteed either by statute or contract.

8.  ADJUSTMENTS

     In the event of a stock dividend, stock split or other subdivision, consolidation or change in the shares of Common Stock, or a spin-off, then if the Committee shall determine in its sole discretion that such change equitably requires an adjustment in the number or kind of shares covered by the Options, and/or in the Option price, such adjustments shall be made by the Committee and shall be conclusive and binding upon eligible Participants and for all purposes of the Plan.

9.  MERGER, CONSOLIDATION OR TENDER OFFER

     If the Corporation shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Corporation, each outstanding Option shall pertain and apply to the securities and/or property which a holder of the number of Shares of Common Stock subject to the Option would have been entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

10.  AMENDMENT AND TERMINATION OF PLAN

     (a) The Board, without further approval of the Stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the Stockholders, which would:

          (i) materially modify the eligibility requirements for Participants;

          (ii) increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with Paragraph 8 under the Plan;

          (iii) decrease the minimum Exercise Price per share;

          (iv) extend the period for granting Stock Options; or

          (v) materially increase benefits accruing to Participants.

     (b) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to him under the Plan.

     (c) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

11.  GOVERNMENT AND OTHER REGULATIONS

     The granting of Stock Options under the Plan and the obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

12.  UNFUNDED PLAN

     The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.

13.  MISCELLANEOUS PROVISIONS

     (a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary corporation of the Corporation and the

Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement or a Certificate.

     (b) No obligation to exercise Option: The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

     (c) Who Shall Exercise: During a Participant's lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee.

     (d) Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan or in any Award shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     (e) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

     (f) Legal Considerations: The Corporation shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

     (g) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

     (h) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for federal, state or local tax purposes of any Awards.

     (i) Construction of Plan: The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware.

14.  STOCKHOLDER APPROVAL AND EFFECTIVE DATES

     This Plan shall become operative and in effect on such date as shall be fixed by the Board of Directors of the Corporation, in its discretion, after approval and authorization thereof by the stockholders of the Corporation. No Option shall be granted hereunder after the expiration of ten years following the date of adoption of the Plan by the Board of Directors.

                                                                       EXHIBIT 2

                              CAMBREX CORPORATION

                             1994 STOCK OPTION PLAN

1.  PURPOSE

     The Plan is intended to expand and improve the profitability and prosperity of the Corporation for the benefit of its stockholders by permitting the Corporation to grant to directors and other key employees Options to purchase shares of the Corporation's Stock. These awards are intended to provide additional incentive to such personnel by offering them a greater stake in the Corporation's continued success. The Plan is also intended as a means of reinforcing the commonality of interest between the Corporation's stockholders and its directors, executives and other key employees, and as aid in attracting and retaining directors and key employees of outstanding abilities and specialized skills.

2.  DEFINITIONS

     For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

          (a) "Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Corporation and a Participant which specifies the terms and conditions of an Award granted to such Participant.

          (b) "Award" shall mean a Stock Option granted to a Participant.

          (c) "Beneficiary" shall mean the person or persons who shall receive, if the Participant dies, any Option exercise rights.

          (d) "Board" shall mean the Board of Directors of the Corporation.

          (e) "Code" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time, and the rules and regulations promulgated thereunder.

          (f) "Committee" shall mean the Organization and Compensation Committee, or such other Committee of the Board, which shall be designated by the Board to administer the Plan. The Committee shall be composed of two or more persons as from time to time are appointed to serve by the Board with respect to awards to employees. Each member of the Committee, while serving as such, shall also be a member of the Board, and shall be a disinterested person within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934.

          (g) "Common Stock" shall mean the Class A Common Stock of the Corporation having a par value of $0.10 per share.

          (h) "Corporation" shall mean Cambrex Corporation, a Delaware corporation.

          (i) "Director" shall mean a member of the Board.

          (j) "Employee" shall mean any person who is employed on a full time basis by the Corporation or any Subsidiary corporation of the Corporation and who is compensated, at least in part, on a regular salary basis.

          (k) "Exercise Price" shall mean the price for which a Participant may exercise his Stock Option to purchase a stated number of shares of Common Stock, established pursuant to Paragraph 6(a) of the Plan.

          (l) "Fair Market Value" shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common

     Stock was not traded on such day, then on the next preceding day that the Common Stock was traded on such exchange, as reported by such responsible reporting service as the Committee may select.

          (m) "Incentive Stock Option" shall mean a Stock Option which is intended to meet and comply with the terms and conditions for an "incentive stock option" as set forth in Section 422 of the Code.

          (n) "Participant" shall mean a Director or Employee, including an Employee who may also be a member of the Board, who is granted an Award under the Plan.

          (o) "Plan" shall mean the Cambrex Corporation 1994 Stock Option Plan as set forth herein and as amended from time to time.

          (p) "Stock Option" or "Option" shall mean a right, including an Incentive Stock Option and a "nonqualified" Stock Option which does not meet the requirements of Section 422 of the Code, to purchase a stated number of shares of Common Stock subject to such terms and conditions as are set forth in an Agreement and the Plan. Also included in this definition are any other forms of tax "qualified" stock options which may be incorporated and defined in the Code as it may from time to time be amended.

          (q) "Subsidiary Corporation" or "Subsidiary" shall mean any corporation which is a subsidiary corporation of the Corporation as defined in Section 424(f) of the Code.

3.  ADMINISTRATION

     (a) The Committee shall administer the Plan and, accordingly, it shall have full power to grant Awards to employees, construe and interpret the Plan, establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

     (b) The determination of those employees eligible to receive Awards, and the amount, type and timing of each Award shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

4.  COMMON STOCK LIMITS

     The total number of shares of Common Stock which may be issued on exercise of Stock Options shall not exceed 100,000 shares, subject to adjustment in accordance with Paragraph 8 of the Plan. No Participant shall be granted options to purchase more than 100,000 shares of Common Stock in any twelve month period. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued or reacquired shares of Common Stock. If any Option granted under the Plan shall expire or terminate without having been exercised, the shares subject to such Option shall be available for use under the Plan.

5.  ELIGIBILITY FOR PARTICIPATION

     (a) Consistent with Plan objectives, eligibility to become a Participant in the Plan and receive Awards shall be limited to Directors and key Employees.

     (b) No Incentive Stock Option shall be granted to an Employee ineligible at the time to receive such an Option because of owning more than 10% of the Common Stock in accordance with the provisions of Section 422(b)(6) of the Code, unless the Option meets the requirements of Section 422(c)(6).

6.  STOCK OPTIONS -- TERMS AND CONDITIONS

     All Stock Options granted under the Plan shall be evidenced by Agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt, including the following provisions:

          (a) Price: The Exercise Price per share shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of Award.

          (b) Period: The Committee may establish the term of any Option awarded under the Plan. Provided, however, that an Incentive Stock Option shall expire no later than ten (10) years from the date of Award.

          (c) Time of Exercise: The Committee may establish installment exercise terms for an Option such that the Option becomes fully exercisable in a series of cumulating portions. The Committee may also accelerate the exercise of any Option.

          (d) Exercise: An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Corporation and payment of the full price of the shares being exercised. Payment may be made: (i) in United States dollars in cash or by check, bank draft or money order payable to the order of the Corporation, or (ii) at the discretion of the Committee, through the delivery of shares of Common Stock with a value equal to the Option Price, or (iii) by a combination of both (i) and (ii) above. The Committee shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Common Stock to exercise an Option as it deems appropriate. A Participant shall not have any of the rights or privileges of a holder of Common Stock until such time as shares of Common Stock are issued or transferred to the Participant.

          (e) Special Rules for Incentive Stock Options: Notwithstanding any other provision of the Plan, in the case of any Incentive Stock Option granted under the Plan, the following provisions will apply:

             (i) The aggregate Fair Market Value (determined at the time the Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant under the Plan or any other plan of the Corporation or any Subsidiary corporation of the Corporation or any corporation which is a parent corporation (as defined in Section 424(e) of the Code) of the Corporation, in any calendar year, shall not exceed $100,000 (or such other individual employee maximum as may be in effect from time to time under the Code at the time the Incentive Stock Option is awarded).

             (ii) Any Participant who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (A) within two years after the date of the grant of the Option under which the stock was acquired or (B) within one year after the acquisition of such shares shall notify the Corporation of such disposition and of the amount realized upon such disposition.

             (iii) Non-employee Directors shall not be eligible to receive Incentive Stock Options.

          (f) Special Rules for Grants to Non-employee
     Directors: Notwithstanding any other provision of the Plan, grants to non-employee Directors shall be made pursuant to the following provisions:

             (i) All individuals who are non-employee Directors as of October 28, 1993, will receive as of that date a one-time grant of options to purchase 1,000 shares of Common Stock;

             (ii) On the date of the first meeting of the Board of Directors after each Annual Meeting of stockholders of the Company occurring during the term of this Plan, each non-employee Director shall receive an award of options to purchase 500 shares of Common Stock;

             (iii) All options granted to non-employee Directors pursuant to paragraphs (i) and (ii) shall have an exercise price equal to the fair market value of the Common Stock on the date of grant, a term of ten years, and shall become exercisable, subject to the provisions of the Plan, six months after the grant date; and

             (iv) Non-employee Directors shall not be eligible for any grants under the Plan other than those provided for in paragraphs (i) and (ii).

          (g) Proceeds on Exercise: The proceeds of the sale of the Common Stock subject to Option are to be added to the general funds of the Corporation and used for its corporate purposes.

7.  TERMINATION OF EMPLOYMENT

     (a) In the event a Participant shall cease to be employed by the Corporation or any Subsidiary corporation of the Corporation or, in the case of a Director, to be a member of the Board, while he is holding one or more Options, each Option shall expire at the earlier of the expiration of its term or the following:

          (i) up to one year, in the case of a "non-qualified" Stock Option, and three months, in the case of an Incentive Stock Option, after termination due to normal retirement, late retirement or earlier retirement with Committee consent, under a formal plan or policy of the Corporation;

          (ii) up to one year (or such shorter period as the Committee may determine) after termination due to disability within the meaning of
     Section 22(e)(3) of the Code as determined by the Committee;

          (iii) one year after the Participant's death; and

          (iv) coincident with the date of termination if due to any other reason, except as and to the extent that the Committee may determine otherwise. In the event of death within the up to three month or one year period set forth in clause (i) above, as appropriate, after normal or early retirement while any portion of the Option remains exercisable, the Committee in its discretion may provide for an extension of the exercise period of up to one year after the Participant's death but not beyond the expiration of the term of the Option.

     (b) For the purposes of this Section, it shall not be considered a termination of employment when a Participant is placed by the Corporation or any Subsidiary corporation of the Corporation on a military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Participant.

8.  ADJUSTMENTS

     In the event of a stock dividend, stock split or other subdivision, consolidation or change in the shares of Common Stock, or a spin-off, then if the Committee shall determine in its sole discretion that such change equitably requires an adjustment in the number or kind of shares covered by the Options, and/or in the Option price, such adjustments shall be made by the Committee and shall be conclusive and binding upon eligible Participants and for all purposes of the Plan.

9.  MERGER, CONSOLIDATION OR TENDER OFFER

     If the Corporation shall be a party to a binding agreement to any merger, consolidation or reorganization or sale of substantially all the assets of the Corporation, each outstanding Option shall pertain and apply to the securities and/or property (including cash) which a holder of the number of Shares of Common Stock subject to the Option would have been entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

10.  AMENDMENT AND TERMINATION OF PLAN

     (a) The Board, without further approval of the Stockholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it from time to time in such respects as the Board may deem appropriate and in the best interests of the Corporation; provided, however, that no such amendment shall be made, without approval of the Stockholders, which would:

          (i) materially modify the eligibility requirements for Participants;

          (ii) materially increase the total number of shares of Common Stock which may be issued pursuant to Stock Options, except as is provided for in accordance with Paragraph 8 under the Plan;

          (iii) decrease the minimum Exercise Price per share; or

          (iv) extend the period for granting Stock Options.

     (b) No amendment, suspension or termination of this Plan shall, without the Participant's consent, alter or impair any of the rights or obligations under any Award theretofore granted to her or him under the Plan.

     (c) The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Stock Options meeting the requirements of future amendments or issued regulations, if any, to the Code.

11.  GOVERNMENT AND OTHER REGULATIONS

     The granting of Stock Options under the Plan and the obligation of the Corporation to issue, or transfer and deliver shares for Stock Options exercised under the Plan shall be subject to all applicable laws, regulations, rules and orders which shall then be in effect.

12.  UNFUNDED PLAN

     The Plan, insofar as it provides for payments, shall be unfunded and the Corporation shall not be required to segregate any assets which may at any time be subject to Awards under the Plan. Any liability of the Corporation to any person with respect to any Award under this Plan shall be based solely upon any contractual obligations which may be created by Agreements reflecting grants or Awards under this Plan.

13.  MISCELLANEOUS PROVISIONS

     (a) Rights to Continued Employment: No person shall have any claim or right to be granted an Award under the Plan, and the grant of an Award under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Corporation or any Subsidiary corporation of the Corporation and the Corporation expressly reserves the right at any time to dismiss a Participant with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an Agreement or a Certificate.

     (b) Rights to Serve as a Director: This Plan shall not impose any obligation on the Company to retain any individual as a Director nor shall it impose any obligation on the part of any Director to remain as a Director of the Company, provided that each Director by accepting each award under the Plan shall represent to the Company that it is his good faith intention to continue to serve as a Director of the Company until its next annual meeting of shareholders and that he agrees to do so unless a change in circumstances arises.

     (c) No obligation to exercise Option: The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

     (d) Who Shall Exercise: During a Participant's lifetime, Options may be exercised only by the Participant except as provided by the Plan or as otherwise specified by the Committee in the case of Options which are not Incentive Stock Options.

     (e) Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan or in any Award shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

     (f) Withholding Taxes:

          (i) The Corporation may require a payment to cover applicable withholding for income and employment taxes in the event of the exercise of a Stock Option. At any time when a Participant is required to pay to the Corporation an amount required to be withheld under applicable income tax laws in connection with the exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Corporation withhold shares of Common Stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be equal to the Fair Market Value of the Common Stock, as determined on the date that the amount of tax to be withheld shall be determined (the "Tax Date"). Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

     (g) Plan Expenses: Any expenses of administering this Plan shall be borne by the Corporation.

     (h) Legal Considerations: The Corporation shall not be required to issue shares of Common Stock under the Plan until all applicable legal, listing or registration requirements, as determined by legal counsel, have been satisfied, including, if necessary, appropriate written representations from Participants.

     (i) Other Plans: Nothing contained herein shall prevent the Corporation from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

     (j) No Warranty of Tax Effect: Except as may be contained in any Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect for federal, state or local tax purposes of any Awards.

     (k) Construction of Plan: The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined in accordance with the laws of the State of Delaware.

14.  STOCKHOLDER APPROVAL AND EFFECTIVE DATES

     This Plan shall become operative and in effect on such date as shall be fixed by the Board of Directors of the Corporation, in its discretion, after approval and authorization thereof by the shareholders of the Corporation. No Option shall be granted hereunder after the expiration of ten years following the date of adoption of the Plan by the Board of Directors.

                              CAMBREX CORPORATION
    SOLICITED BY BOARD OF DIRECTORS FOR 1994 ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of Cambrex Corporation, (the "Company") hereby appoints C.C. Baldwin, Jr., J.A. Mack and P. Tracey, and each of them acting singly and each with power of substitution and resubstition, attorneys and proxies of the undersigned, with all the powers the undersigned would possess if personally present, to vote the shares of Common Stock of the Company which the undersigned is entitled to vote at the 1994 Annual Meeting of Stockholders of the Company to be held on April 28, 1994 at the Parker Meridien Hotel, 118 West 57th Street, New York, New York, and any adjournment thereof. Without otherwise limiting the general authorization hereby given, said attorney and proxies are instructed to vote as indicated on the reverse side hereof on the proposals set forth in the Notice of Annual Meeting of Stockholders of the Company and accompanying Proxy statement, each dated March 24, 1994.

         THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE 4 NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT ACCOMPANYING THE NOTICE OF SAID MEETING (PROPOSAL NO. 1), "FOR" APPROVAL OF THE 1993 SENIOR EXECUTIVE STOCK OPTION PLAN (PROPOSAL NO. 2), "FOR" APPROVAL OF THE 1994 STOCK OPTION PLAN (PROPOSAL NO.
3), AND "FOR" APPROVAL OF THE SELECTION OF ACCOUNTANTS (PROPOSAL NO.4), UNLESS OTHERWISE MARKED.

                                                                     SEE REVERSE
                                                                        SIDE

 PLEASE COMPLETE AND SIGN PROXY ON REVERSE SIDE AND RETURN IN ENCLOSED ENVELOPE.




        Please mark your
[ X ]   votes as in this
        example.                   DO NOT PRINT IN THIS AREA

- --------------------------------------------------------------------------------
                                              NOMINEES: Cyril C. Baldwin, Jr.
1. Election of      FOR       WITHHOLD                  George J.W. Goodman,
   Directors      [     ]     [      ]                  Robert LeBuhn and
                                                        Kathryn Rudie Harrigan

For, except vote withheld from the following nominees(s):

  _______________________________________

                                                  FOR      AGAINST    ABSTAIN
2. Approval of the 1993 Senior Executive       [       ]  [       ]  [       ]
   Stock Option Plan and awards thereunder

3. Approval of the 1994 Stock Option Plan and  [       ]  [       ]  [       ]
   a program of awards for non-employee
   directors thereunder

4. Approval of the appointment of              [       ]  [       ]  [       ]
   Coopers & Lybrand as independent
   public accountants for 1994


                 SHAREHOLDER NAME AND ADDRESS

                  DO NOT PRINT IN THIS AREA



SIGNATURE(S)_____________________________________ DATE______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.